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                                                                   EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Silicon Graphics, Inc. of our report dated July 21, 1998 included in the 1998 Annual Report to Stockholders of Silicon Graphics, Inc.

Our audits also included the consolidated financial statement schedule of Silicon Graphics, Inc. listed in item 14(a)2. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements (Form S -8 File Nos. 33-11703, 33-16529, 33-18717, 33-26003,
33-34919, 33-38536, 33-40879, 33-44305, 33-44333, 33-48890, 33-59098,
33-65190, 33-50999, 33-51275, 33-58017, 33-60213, 33-60215, 333-01211,
333-06403, 333-08651, 333-15977 and 333-40849) pertaining to the Employee
Stock Purchase Plan, 1987 Stock Option Plan, 1986 Incentive Stock Option Plan, 1985 Stock Incentive Program, 1984 Incentive Stock Option Plan, 1982 Stock Option Plan, Directors' Stock Option Plan and Subsidiary Stock Agreement, 1993 Long-Term Incentive Stock Plan and the 1996 Supplemental Non-Executive Equity Incentive Plan of Silicon Graphics, Inc.; the 1990 Stock Option Plan of Wavefront Technologies, Inc.; and the 1988 Employee Share Ownership Plan, 1989 Employee Share Ownership Plan, 1990 Employee Share Ownership Plan, and the 1994 Stock Plan of Alias Research Inc. and the Amended and Restated 1989 Employee Benefit Stock Plan, and 1989 Non-Employee Directors' Stock Option Plan of Cray Research, Inc. of our report dated July 21, 1998 with respect to the consolidated financial statements of Silicon Graphics, Inc. incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K).


                                              /s/ ERNST & YOUNG LLP

Palo Alto, California
September 28, 1998